UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________________________________________________________________________________________

FORM 8-K
________________________________________________________________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
December 15, 2022
________________________________________________________________________________________________________________________
Aptiv PLC
(Exact name of registrant as specified in its charter)
________________________________________________________________________________________________________________________

Jersey	001-35346	98-1029562
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5 Hanover Quay
Grand Canal Dock
Dublin, D02 VY79, Ireland
(Address of Principal Executive Offices, Including Zip Code)
(Registrant’s Telephone Number, Including Area Code) 353-1-259-7013
(Former Name or Former Address, if Changed Since Last Report) N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.01 par value per share	APTV	New York Stock Exchange
5.50% Mandatory Convertible Preferred Shares, Series A, $0.01 par value per share	APTV PRA	New York Stock Exchange
2.396% Senior Notes due 2025	APTV	New York Stock Exchange
1.500% Senior Notes due 2025	APTV	New York Stock Exchange
1.600% Senior Notes due 2028	APTV	New York Stock Exchange
4.350% Senior Notes due 2029	APTV	New York Stock Exchange
3.250% Senior Notes due 2032	APTV	New York Stock Exchange
4.400% Senior Notes due 2046	APTV	New York Stock Exchange
5.400% Senior Notes due 2049	APTV	New York Stock Exchange
3.100% Senior Notes due 2051	APTV	New York Stock Exchange
4.150% Senior Notes due 2052	APTV	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 15, 2022, Aptiv PLC (the “Company”) announced that William T. Presley, currently the Company’s Senior Vice President and President, Signal and Power Solutions (“S&PS”), had been named Aptiv’s Senior Vice President and Chief Operating Officer, while continuing in his current role as President of S&PS, effective immediately.
Mr. Presley, 53, joined Aptiv in January 2019 as President of the Electrical Distribution Systems business unit and was named Senior Vice President and President, S&PS, effective September 2020. Prior to joining Aptiv, he was at Lear Corporation. Mr. Presley served as Lear’s Vice President of the Wire Harness and Component business unit from 2018 to 2019, Vice President of the Component business unit in 2017 and Vice President, Global Electrical Engineering from 2013 to 2017. He began his Lear career in 2008 and held several leadership positions of increasing responsibility. Before joining Lear, Mr. Presley held several positions at Chrysler Corporation. Mr. Presley also served in both the U.S. Army and the Michigan Army National Guard for a combined total of 13 years as a Field Artillery Officer. Mr. Presley graduated from Norwich Military University with a Bachelor of Science degree in Electrical Engineering. In addition, he holds a Master of Engineering degree with a concentration in Electromagnetic Physics from the University of Detroit and an MBA with a concentration in Finance from Oakland University.
Mr. Presley has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
The Compensation and Human Resources Committee of the Board approved the following compensation arrangements for Mr. Presley in his new role:
•Annual base salary of $900,000
•Annual bonus target of 100% of base salary
•A long-term incentive award with a target value of $3.5 million in the form of 40% time-based vesting and 60% performance based vesting restricted stock units, to be made in the normal course.
The terms and conditions of Mr. Presley’s employment and compensation, including the application of his existing post-service covenants, including non-compete and non-solicitation provisions, will continue to apply.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 16, 2022	APTIV PLC

		By:	/s/ Katherine H. Ramundo
Katherine H. Ramundo
Senior Vice President, Chief Legal Officer, Chief Compliance Officer and Secretary

3